EXHIBIT 4.1


                             FLANDERS CORPORATION

                      Convertible Subordinated Debenture

No.  _________

                             FLANDERS CORPORATION

                      Convertible Subordinated Debenture

                     due at the latest September 17, 1999


Date:  September 17, 1996                                           $_________


THIS SECURITY WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER
THE SECURITIES ACT OF 1933, AS AMENDED ("THE 1933 ACT") AND UNDER THE SECURITIES LAWS OF THE STATES OF NORTH CAROLINA AND UTAH. THIS SECURITY CANNOT BE RESOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF IN ANY MANNER UNLESS IT IS REGISTERED PURSUANT TO THE 1933 ACT AND APPLICABLE STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS THEN AVAILABLE AND THE HOLDER OBTAINS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                   ARTICLE I

                                 THE SECURITY

SECTION 1.1.     The Security.

    Flanders Corporation, a North Carolina corporation (herein called the "Company," which term includes any successor corporation), for value received, hereby promises to pay to ______________________________ or its assigns (the "Holder"), the principal sum of ____________________________________________
together with all accrued interest thereon at a rate of 1.5% per month, on the earlier of (1) the release of escrow described in the Escrow Agreement dated September 5, 1996 entered into between the Company, the Trustees of General Electric Pension Trust and State Street Bank and Trust Company, attached hereto as Exhibit A, or (2) September 17, 1999 ("Maturity"), at the office of the Company referred to below. "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof. "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in North Carolina are authorized or obligated by law, regulation, or executive order to close.


    Payment of the principal and accrued interest of this Security will be made by wire transfer to the Holder, or at such office as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal and accrued interest may be made, at the option of the Person entitled thereto, by check mailed to the address of such Person as such address shall appear on the security register maintained by the Company in connection herewith ("Security Register").

    This Security is a duly authorized Convertible Subordinated Debenture due at the latest September 17, 1999 of the Company (the "Security"). Provided that the average closing price of the Company's common stock for the preceding twenty (20) trading days is more than $7.00, this Security may be prepaid by the Company at any time. If, at the time of any prepayment of this Security, the average trading price of the Company's common stock for the preceding twenty (20) day trading period is less than $7.00, the Company shall pay a prepayment penalty of five percent (5%) of the face value of this Security at the time of prepayment.

SECTION 1.2.     Computation of Interest.

    Interest payable on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE II

                                  CONVERSION

SECTION 2.1.     Conversion.

    At its option, the Holder may convert this Security into a total of 55,556 shares ($9.00 per share) of common stock of the Company until December 31, 1996.

SECTION 2.2.     Issuance of Common Stock Pursuant to Conversion.

    To convert all or any part of the Security prior to Maturity, the Holder must (a) complete and sign the conversion notice attached as Exhibit B hereto,
(b) surrender the Security to the Company at the closing date provided in the conversion notice, and (c) furnish appropriate endorsements and transfer documents related to the Security.

                                  ARTICLE III

                                   REMEDIES

SECTION 3.1.     Events of Default.

    "Event of Default," wherever used herein with respect to this Security, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree,


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or order of any court or any order, rule, or regulation of any administrative or governmental body):

    (a) default in the payment of the principal of this Security when it becomes due and payable and continuance of such default for a period of seven (7) days after there has been given, by registered or certified mail, to the Company by the Holder, a written notice of such default or breach;

    (b) default in the payment of the interest of this Security when it becomes due and payable and continuance of such default for a period of seven (7) days after there has been given, by registered or certified mail, to the Company by the Holder, a written notice of such default or breach;

    (c) default in the performance, or breach, of any other covenant or agreement of the Company herein, as amended from time to time, and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the Holder, a written notice specifying such default or breach;

    (d) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of ninety (90) consecutive days;

    (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company to the filing of such petition, or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or


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


    the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 3.2.     Default Rate of Interest and Acceleration of Maturity.

    If an Event of Default occurs, then and in every such case the Holder may declare the principal amount of this Security to be due and payable immediately, by a notice in writing to the Company and, upon any such declaration, such principal amount shall become due and payable. If an Event of Default specified in Section 3.1(d) or (e) occurs and is continuing, then the principal of this Security shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder.

SECTION 3.3.     Unconditional Right to Receive Principal and Interest.

    Except as provided in Article V, the Holder shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on this Security on the stated Maturity expressed in this Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of the Holder.

SECTION 3.4.     Restoration of Rights and Remedies.

    If the Holder has instituted any proceeding to enforce any right or remedy hereunder and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case the Company and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holder shall continue as though no such proceeding has been instituted.

SECTION 3.5.     Rights and Remedies Cumulative.

    No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 3.6.     Delay or Omission Not Waiver.

    No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event


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


of Default or an acquiescence therein. Every right and remedy given by this Section or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient by the Holder.

SECTION 3.7.     Waiver of Past Defaults.

    The Holder may waive, in writing, any past default hereunder and its consequences, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                  ARTICLE IV
                                   COVENANTS

SECTION 4.1.     Payment of Principal and Interest.

    The Company covenants and agrees that it will duly and punctually pay the principal of and interest, if any, on this Security in accordance with the terms hereof.

SECTION 4.2.     Maintenance of Office or Agency.

    The Company will maintain an office or agency where this Security may be presented or surrendered for payment, where this Security may be surrendered for registration of transfer, and where notices and demands to or upon the Company in respect of this Security may be served. The Company will give prompt written notice to the Holder of any change in the location of any such office or agency.

    The Company may from time to time designate one or more other offices or agencies where this Security may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation.

SECTION 4.3.     Money for Security Payments to be Held in Trust.

    The Company shall, on or not more than one Business Day before each due date of the principal of this Security, segregate and hold in trust for the benefit of the Holder a sum sufficient to pay the principal or interest so becoming due until such sum shall be paid.

SECTION 4.4.     Corporate Existence.

    The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and rights (charter and statutory) of the Company.


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


                                   ARTICLE V
                                 SUBORDINATION

SECTION 5.1.     Agreement to Subordinate.

    The Company, for itself, its successors, and assigns, covenants and agrees, and the Holder likewise covenants and agrees by its acceptance hereof, that the obligations of the Company to make any payment on account of the principal of and interest hereon shall be subordinate and junior in right of payment to the Company's obligations to the holders of "Senior Indebtedness" of the Company. The subordination provisions of the Security shall not be waived or amended without the written consent of the holders of the Senior Indebtedness. "Senior Indebtedness" of the Company consists of the principal of, premium, if any, and interest on (a) all present and future indebtedness for money borrowed, which is secured by property or assets of the Company or its affiliates, including but not limited to any indebtedness entered into between the Company and NationsBank, N.A., and (b) any deferrals, renewals, or extensions of such Senior Indebtedness. The term "indebtedness for money borrowed" means any obligation of, or any obligation guaranteed by, the Company or its affiliates for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for payment of the purchase price of property or assets.

SECTION 5.2.     No Payment When Senior Indebtedness in Default.

    No payment shall be made by the Company on account of the principal of or interest, if any, on the Security in the event and during the continuation of any default in the payment of principal of or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of such payment, which would permit the holders thereof to cause such Senior Indebtedness to be declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled.

                                  ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.1.     Notices to the Company.

    Any request, demand, authorization, direction, notice, consent, waiver, or other document provided or permitted by this Security to be made upon, given or furnished to, or filed with the Company by the Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 531 Flanders Filters Road, Washington, North Carolina, 27889.


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


SECTION 6.2.     Transferability.

    This Security may not be resold or otherwise transferred or disposed of in any manner by the Holder unless it is registered under relevant state and federal securities laws or an exemption from such registration requirements is then available and the Holder obtains an opinion of counsel satisfactory to the Company that such registration is not required and that such transfer will not jeopardize the Company's reliance on the exemption from registration in connection with the issuance hereof.

SECTION 6.3.     Successors and Assigns.

    All covenants and agreements in this Security by the Company and the Holder shall bind their respective successors and assigns, whether so expressed or not.

SECTION 6.4.     Separability.

    In case any provision of this Security shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.5.     Benefits of Security.

    Except as provided in Article VI hereof, nothing in this Security, express or implied, shall give to any Person (other than the Holder and the Company and their successors hereunder) any benefit or any legal or equitable right, remedy, or claim under this Security.

SECTION 6.6.     Governing Law.

    This Security shall be governed by and construed in accordance with the laws of the State of North Carolina.

SECTION 6.7.     Legal Holiday.

    In any case where the Maturity hereof shall not be a Business Day (notwithstanding any other provision hereof), payment of interest and principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity, and no interest shall accrue with respect to such payment for the period from and after such or Maturity, as the case may be, to such next succeeding Business Day.



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


IN WITNESS WHEREOF, the Company has caused this Convertible Subordinated Debenture to be duly executed as of the day and year first above written.

                                        FLANDERS CORPORATION


                                        By_____________________________
                                          Name:________________________
                                          Title:_______________________

                                   Exhibit A


                               ESCROW AGREEMENT

                               ESCROW AGREEMENT

     AGREEMENT dated this 5th day of September, 1996, by and among the Trustees of General Electric Pension Trust ("Subscriber"), Flanders Corporation, a North Carolina corporation ("Flanders"), and State Street Bank and Trust Company, a Massachusetts corporation (the "Escrow Agent").


                             W I T N E S S E T H:

     WHEREAS, Flanders and Subscriber are parties to a Subscription Agreement dated September 5, 1996 (the "Subscription Agreement") which provides for the escrow of $4,000,005 with Escrow Agent (such amount and interest thereon being sometimes referred to as the "Escrowed Assets") and the deposit of 444,445 shares of common stock of Flanders (the "Flanders Shares"); and

     WHEREAS, Flanders and the Subscriber are desirous of entering into this Agreement and the Escrow Agent is willing to act as escrow agent on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and subject to the conditions hereinafter set forth, the parties hereto agree as follows:


     1. Concurrently with the execution hereof, the Subscriber is paying the sum of $4,000,005 referred to above to, and Flanders is depositing the Flanders Shares with. the Escrow Agent, which shall hold the same, and any interest earned on Escrowed Assets, in escrow on the terms and conditions hereinafter set forth.

     2. The Escrow Agent shall make payment of the Escrowed Assets to the Subscriber as follows: If the Escrow Agent shall have received a written notice from the Subscriber to the Escrow Agent given after September 30, 1996, which notice shall (i) certify that Flanders did not complete the acquisition of Precisionaire, Inc. ("Precisionaire"), as set forth in the Stock Purchase Agreement dated July 1, 1996 (the "Precision Acquisition"), or (ii) certify that the Registration Statement referred to in the Subscription Agreement did not become effective on or before December 5, 1996, and has not, as of the date of the Subscriber's notice, become effective and that the Subscriber has given written notice to Flanders of the rescission of the transaction referred to in the Subscription Agreement, and (iii) direct the Escrow Agent to pay the Escrowed Assets to the Subscriber, the Escrow Agent shall transmit a copy of such notice to Flanders. The Escrow Agent shall act in accordance with such notice from the Subscriber to the Escrow Agent unless within ten days from transmittal by the Escrow Agent to Flanders of the copy of such notice, Flanders shall notify the Escrow Agent not to comply with the payment instruction contained in such notice from the Subscriber to the Escrow Agent.
 Simultaneously with any payment of Escrowed Assets to the Subscriber pursuant hereto, Escrow Agent shall deliver the Flanders Shares to Flanders.

     3. The Escrow Agent shall make payment of the Escrowed Assets to Flanders as follows: If the Escrow Agent shall have received a written notice from Flanders which notice shall certify (i) that the Precision Acquisition has been completed, and (ii) that the Registration Statement referred to in the Subscription Agreement has become effective and shall direct the Escrow Agent to pay the Escrowed Assets to Flanders, the Escrow Agent shall transmit a copy of such notice to the Subscriber. The Escrow Agent shall act in accordance with such notice from Flanders to the Escrow Agent unless within ten days from transmittal by the Escrow Agent to the Subscriber of the copy of such notice the Subscriber shall notify the Escrow Agent not to comply with the payment instruction contained in such notice from Flanders to the Escrow Agent. Simultaneously with any payment of the Escrowed Assets to Flanders pursuant hereto, the Escrow Agent shall deliver the Flanders Shares to Subscriber.

     4. After Flanders shall have notified the Escrow Agent not to comply with the Subscriber's payment instruction (as referred to in paragraph 2 above) and after the Subscriber shall have notified the Escrow Agent not to comply with Flanders payment instruction (as referred to in Paragraph 3 above), the Escrow Agent shall act with respect to the Escrowed Assets solely in accordance with any of the following: (a) a new Instruction signed jointly by Flanders and the Subscriber; (b) a certified copy of an arbitrator's award issued under the rules of the American Arbitration Association as to which the Escrow Agent shall have received an opinion of counsel, which may include the Escrow Agent and which is addressed and delivered also to each of Flanders and the Subscriber, satisfactory to the Escrow Agent and in its sole and absolute discretion, that such award is final beyond appeal or (c) a certified copy of a judgment of a court of competent jurisdiction as to which the Escrow Agent shall have received an opinion of counsel, which may include the Escrow Agent and which is addressed and delivered also to Flanders and the Subscriber, satisfactory to the Escrow Agent in its sole and absolute discretion, that such judgment is final beyond appeal. Anything in the foregoing to the contrary notwithstanding, at the sole discretion of the Escrow Agent, the Escrow Agent may at any time deposit the Escrowed Assets with a court selected by the Escrow Agent and in such event all liability and responsibility of the Escrow Agent as to acts or omissions and subsequent to such deposit shall terminate upon such deposit having been made.

     5. Upon any distribution of the Escrowed Assets to Subscriber pursuant to paragraph 2 above, or to Flanders pursuant to paragraph 3 above, the Escrow Agent shall deliver the Flanders Shares to Flanders, in the case of a delivery of Escrowed Assets pursuant to paragraph 2 above, and to Subscriber, pursuant to delivery of the Escrowed Assets to Flanders pursuant to paragraph 3 above. In no event shall the Escrow Agent deliver the Escrowed Assets without contemporaneously delivering the Flanders shares to the party not receiving the Escrowed Assets.

     6. The Escrow Agent shall deliver the Escrowed Assets in accordance with any instruction or instructions which shall be signed jointly by both Flanders and the Subscriber.

     7. Flanders shall be liable for any and all fees and expenses of the Escrow Agent incurred in connection with this Agreement, including counsel fees, if any, payable in


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


connection with the delivery of the Escrowed Assets hereunder. Flanders shall pay any such amounts due to the Escrow Agent promptly upon demand therefor.

     8. Flanders and Subscriber acknowledge and agree that the Escrow Agent may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

     9. Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. Flanders and Subscriber, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages. The provisions of this paragraph 9 shall survive termination of this Agreement.

     10. The Escrow Agent shall not be bound in any way by any agreement or contract (other than this Agreement) between Flanders and the Subscriber, whether or not it has knowledge thereof, and the Escrow Agent's only duties and responsibilities shall be to hold the Escrowed Assets as escrow agent and to dispose of said assets in accordance with the terms of this Agreement. The Escrow Agent may act upon any instruments or other writings believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper persons and the Escrow Agent shall not be liable in connection with the performance of its duties under this Agreement except for its own willful malfeasance or bad faith.

     11. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to Flanders and Subscriber. Prior to the effective date of the resignation as specified in such notice, Subscriber will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrowed Assets to a bank or trust company that it selects, subject to the reasonable consent of Flanders. Such bank or trust company shall have a principal office in New York, New York, and shall have capital, surplus and undivided profits in excess of $50,000,000.
If however, Subscriber shall fail to name such a successor escrow agent within twenty (20) days after the notice or resignation from the Escrow Agent, Flanders shall be entitled to name such successor escrow agent. If no successor escrow agent is named by Subscriber or Flanders, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

     12. Neither Flanders nor Subscriber nor Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall


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


include but not be limited to acts of God, strikes, lockouts, riots, acts or war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     13. Any notice, report, demand or instruction required or permitted by the provisions of this Agreement shall be deemed to have been sufficiently transmitted, delivered, given or served for all purposes if delivered by hand or if sent by prepaid registered mail or certified mail, or by responsible overnight delivery service or telecopy to the parties at their addresses set forth above, or at such other address as a party may hereinafter give by written notice as herein provided:

If to Flanders:

Flanders Corporation
531 Flanders Filters Road
Washington, North Carolina 22889
Attention:  Steven K. Clark

If to Subscriber:

Trustees of General Electric Pension Trust
3003 Summer Street
Stamford, Connecticut 06904
Attention:  Mike Pastore

If to Escrow Agent:

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02210
Attention:       Michael P. Cloherty
                 Master Trust Services



     The date of delivery or transmittal shall be the date of delivery, if by hand or telecopy, or if mailed shall be deemed to be the date of mailing, or if sent by overnight delivery service shall be deemed to be the next business day except that no notice, report, demand or Instruction shall be deemed to have been delivered or transmitted to the Escrow Agent until actual receipt thereof by the Escrow Agent.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement may not be changed or amended in any manner whatsoever except in writing signed by each of the parties hereto.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made and executed the day and year first above written.


                                    ESCROW AGENT:


                                    By:  ___________________________________
                                    Its: ___________________________________


                                    SUBSCRIBER:


                                    By:  ___________________________________
                                    Its: ___________________________________


                                    FLANDERS CORPORATION:


                                    By:  ___________________________________
                                    Its: ___________________________________

                                   Exhibit B


                               CONVERSION NOTICE


    Pursuant to the terms of the Security, the undersigned Holder of the Security does hereby give notice of its intention to convert [all/part of] the Security, pursuant to its terms, into shares of Common Stock of the Company
constituting [    ] shares of Common Stock of the Company.


                                    "Holder"



                                    _________________________________________


                                    By:     _________________________________
                                      Its:  _________________________________